Exhibit 5.1

Herengracht 466	P.O. Box 10896	T +31 20 891 3900	info@rutgersposch.com
1017 CA Amsterdam	1001 EW Amsterdam	F +31 20 891 3901	www.rutgersposch.com

uniQure N.V.
Paasheuvelweg 25
1105 BP Amsterdam		Our ref
The Netherlands		20210387/1659737/1
Date
30 June 2025

Re:	uniQure N.V. - SEC form S-8 filing opinion letter

Dear Sir, Madam,

1.	Introduction

We have acted as legal counsel to the Company as to certain matters of Dutch Law in connection with the Registration Statement.

2.	Definitions

Certain terms used in this opinion letter are defined in Annex 1 (Definitions) hereto.

3.	Dutch Law

We express an opinion on Dutch Law only, (i) including case law but only if published in printed form, and (ii) excluding tax, competition and procurement laws and, for the avoidance of doubt, the laws of the European Union insofar as not implemented in Dutch Law or directly applicable in the Netherlands. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions expressed herein are rendered only as at the date of this opinion letter and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

The general terms and conditions of Rutgers & Posch N.V. in Amsterdam (Traderegister no. 56919891), which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

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4.	Scope of investigation

For the purpose of this opinion letter, we have examined and relied solely upon copies of the following documents:

4.1.	the Equity Award Documentation;
4.2.	the Registration Statement;
4.3.	the Extract;
4.4.	the Deed of Incorporation;
4.5.	the Articles of Association; and
4.6.	the Company Certificate.

In addition, we have performed such other investigations as we considered necessary for the purpose of this opinion letter.

5.	Assumptions

For the purpose of this opinion letter, we have assumed that:

5.1.	all copies of documents conform to the originals and that all originals are authentic and complete;
5.2.	each signature is the genuine signature of the individual concerned;
5.3.	the equity award documentation as executed by the parties thereto conforms to the Equity Award Documentation;
5.4.	all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, are true and accurate as at the date of this opinion letter;
5.5.	the Registration Statement has been or will be filed with the SEC in the form referred to in this opinion letter;
5.6.

the issue of any Shares (or of any rights to acquire any Shares) has been or will be validly authorised in accordance with the articles of association of the Company in force and effect at the time of authorisation;

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5.7.

any pre-emptive rights in respect of the issue of any Shares (or of any rights to acquire any Shares) have been or will be observed or validly excluded in accordance with the articles of association of the Company in force and effect at the time of observance or exclusion;

5.8.	the authorised share capital of the Company at the time of the issue of any Shares was or will be sufficient to allow for the issue;
5.9.

any Shares have been or will be (i) issued in the form and manner prescribed by the articles of association of the Company in force and effect at the time of issue, and (ii) accepted by the subscribers for them in accordance with all applicable laws (including, for the avoidance of doubt, Dutch Law); and

5.10.	the nominal amount of any Shares and any agreed share premium thereon have been or will be validly paid.
6.	Opinion

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to paragraph 7, we express the following opinion:

6.1.	The Shares, when issued, have been or will have been validly issued, have been or will have been fully paid and are or will be non-assessable.[1]
7.	Reliance
7.1.

This opinion letter is furnished to you in order to be filed as an exhibit to the Registration Statement and may only be relied upon by you for the purpose of the Registration. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act or the rules and regulations promulgated thereunder.

7.2.

This opinion letter may only be relied upon by you on the condition, and by accepting this opinion letter you agree with us, that (i) this opinion letter including the agreement in this paragraph 7.2 and any issues of interpretation or liability arising hereunder will be governed by Dutch Law and be brought before a court in the Netherlands exclusively, (ii) no person other than Rutgers & Posch N.V. will have any liability pursuant to or in connection with this

[1]

The term “non-assessable” has no equivalent in Dutch and as used in this letter means that a holder of a share will not, by reason of merely being such a holder, be subject to assessments or calls by the Company or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.

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opinion letter, and (iii) any possible liability of Rutgers & Posch N.V. is limited to the amount available and payable under Rutgers & Posch N.V.’s professional malpractice insurance coverage.

Sincerely yours,

/s/ Rutgers & Posch N.V.

Rutgers & Posch N.V.

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Annex 1

Definitions

“2014 Plan” means the 2014 Share Incentive Plan of the Company, as amended and restated;

“Annual Report” means the Annual Report on Form 10-K for the year ended 31 December 2024, filed by the Company with the SEC on 27 February 2025;

“Articles of Association” means the articles of association (statuten) of the Company, dated 22 June 2021, as deposited with the Chamber of Commerce and filed as Exhibit 3.1 to the Annual Report;

“Chamber of Commerce” means the Dutch Chamber of Commerce;

“Company” means uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch Law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 54385229;

“Company Certificate” means the certificate dated 30 June 2025 attached as Annex 2 (Company Certificate) hereto;

“Deed of Incorporation” means the deed of incorporation of the Company, dated 9 January 2012, as deposited with the Chamber of Commerce;

“Dutch Law” means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curacao, Saba, Sint Eustatius and Sint Maarten (“the Netherlands”) as they currently stand and are applied by the courts of the Netherlands;

“Equity Award Documentation” means (i) the form of restricted share unit agreement filed as Exhibit 10.5 to the Annual Report, and (ii) the form of share option agreement filed as Exhibit 10.4 to the Annual Report;

“Extract” means an extract from the trade register of the Chamber of Commerce relating to the Company, dated 30 June 2025;

“Insolvency” means a suspension of payments (surseance van betaling), a bankruptcy (faillissement) or any equivalent or analogous regime under the laws of any foreign country;

“Shares” means the 2,400,000 ordinary shares in the share capital of the Company with a nominal value of EUR 0.05 each, issued or to be issued by the Company under the 2014 Plan and pursuant to the Registration Statement;

“Registration” means the registration of the Shares with the SEC under the U.S. Securities Act;

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“Registration Statement” means the registration statement on form S-8 in relation to the Registration filed or to be filed with the SEC as at the date hereof (excluding any documents incorporated by reference in it and any exhibits to it);

“SEC” means the U.S. Securities and Exchange Commission; and

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

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Annex 2

Company Certificate

From: the executive director of uniQure N.V.

Dated: 30 June 2025

The undersigned:

Matthew Kapusta, acting in his capacity as executive director of uniQure N.V., a public limited liability company (naamloze vennootschap) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands, and registered with the trade register of the Dutch Chamber of Commerce under number 54385229 (the “Company”).

Background:

A.	The Company intends to seek the Registration with the SEC of the Registration Statement;
B.	In connection with the Registration, as at the date of this Company Certificate, Rutgers & Posch N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”);
C.	This Company Certificate is the “Company Certificate” as defined in the Legal Opinion; and
D.	The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.
1.	Construction
1.1	Terms defined in the Legal Opinion have the same meaning in this Company Certificate.
1.2	In this Company Certificate “including” means “including without limitation”.
2.	Certification

The undersigned certifies the following:

2.1	Authenticity

As at the date of this Company Certificate the Extract accurately and completely reflects the matters purported to be evidenced thereby, except that the Extract does not reflect the up-to-date share capital of the Company.

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2.2	Solvency

The Company is not subject to any Insolvency, dissolution, liquidation, statutory merger or demerger and its assets are not under administration.

2.3	Issue

The number of ordinary shares in the share capital of the Company - with a nominal value of EUR 0.05 each - issued or to be issued pursuant to the Registration Statement will not exceed a maximum of 2,400,000 ordinary shares.

2.4	General

The undersigned is not aware of:

(a)

any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

(b)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers & Posch N.V. in writing.
3.	Reliance

Rutgers & Posch N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/s/ Matthew Kapusta
Matthew Kapusta